Exhibit 99.1

Acadia Pharmaceuticals Announces Planned Year-End Retirement of Elizabeth H.Z. Thompson, Ph.D., Head of Research and Development, Following a Distinguished Career

SAN DIEGO, Calif., April 30, 2026 — Acadia Pharmaceuticals Inc. (Nasdaq: ACAD) today announced the planned retirement of Elizabeth H.Z. Thompson, Ph.D., Head of Research and Development. Dr. Thompson has decided to retire for personal reasons and informed Acadia of her plans. She will continue in her role as Head of Research and Development until a successor is appointed. After her retirement, Acadia plans to retain Dr. Thompson as a consultant through at least the end of 2026 to ensure scientific and leadership continuity through the planned readout of the Phase 2 clinical study of remlifanserin in Alzheimer’s disease psychosis (ADP) and into early Phase 3 clinical study execution.

Acadia has initiated a search for a new Head of Research and Development and is committed to identifying an experienced R&D leader who will build on the strong scientific foundation already in place. The Company continues to advance its clinical development programs as planned. All ongoing clinical trials, including the Phase 2 studies of remlifanserin in ADP and Lewy Body Dementia Psychosis (LBDP), continue to recruit and remain blinded, and the Company, including Dr. Thompson, does not yet know study outcomes.

“Liz’s leadership has been instrumental in strengthening Acadia’s research and development organization, both scientifically and operationally, and in advancing a clear, disciplined R&D strategy across our pipeline,” said Catherine Owen Adams, Chief Executive Officer of Acadia. “She has been a strong advocate for the patients we serve and at every step has ensured thoughtful execution and prioritization of our programs in neurological and rare diseases. Just as importantly, Liz fostered a culture of clarity, accountability, and engagement across R&D. We are grateful for her continued commitment to Acadia during the transition period and for her willingness to remain engaged as a consultant, providing continuity of scientific leadership and institutional perspective in support of our mission and, most importantly, the patients we serve.”

“Leading Acadia’s research and development organization has been a defining chapter in my career and one in which I take a great deal of pride,” said Dr. Thompson. “We started from a great foundation, and have been able to build and strengthen the Acadia R&D team as well as make good progress in shaping and advancing a curated pipeline. I am particularly pleased with how we’ve been able to strengthen the remlifanserin program, especially by expanding it into Lewy Body Dementia Psychosis. I remain excited by the potential for remlifanserin and confident in the disciplined development strategy the Acadia team is executing. Beyond remlifanserin, our pipeline contains multiple programs that could represent truly meaningful options for patients living with neurological and rare diseases. While I have decided to retire for personal reasons, I am committed to continuing to lead the organization until the appointment of a successor and to supporting Acadia through the transition and the remainder of the year.”

Dr. Thompson joined Acadia in 2024 serving as Head of Research and Development. During her tenure, she helped strengthen the Company’s scientific and clinical capabilities, advance multiple development programs, and foster a culture of collaboration across research, clinical development and regulatory teams.

About Acadia Pharmaceuticals

Acadia is committed to turning scientific promise into meaningful innovation that makes the difference for underserved neurological and rare disease communities around the world. Our commercial portfolio includes the first and only FDA-approved treatments for Parkinson’s disease psychosis and Rett syndrome. We are developing the next wave of therapeutic advancements with a robust and diverse pipeline that includes mid- to late-stage programs in Alzheimer’s disease psychosis and Lewy body dementia psychosis, along with earlier-stage programs that address other underserved patient needs. At Acadia, we’re here to be their difference. For more information, visit us at acadia.com and follow us on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact and can be identified by terms such as “may,” “will,” “should,” “expects,” “anticipates,” “continues,” “intends,” “planned,” and similar expressions (including the negative thereof) intended to identify forward-looking statements. Forward-looking statements contained in this press release, include, but are not limited to, statements about: (i) Dr. Thompson’s planned retirement, and her continued service in her role through a transitional period and as a consultant with the Company, (ii) our ability to recruit and timely hire a new Head of Research and Development, and (iii) the advancement of the Company’s clinical development programs, including the timely achievement of anticipated clinical milestones. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Such risks, uncertainties, assumptions and other factors include, but are not limited to Dr. Thompson’s continued services to the Company, future executive recruitment and the advancement of clinical development programs. Given the risks and uncertainties, you should not place undue reliance on these forward-looking statements. For a discussion of these and other risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to differ, please refer to our annual report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on February 26, 2026, as well as our subsequent filings with the Securities and Exchange Commission from time to time. The forward-looking statements contained herein are made as of the date hereof, and we undertake no obligation to update them after this date, except as required by law.

Investor Contact:
Acadia Pharmaceuticals Inc.
Al Kildani
(858) 261-2872
ir@acadia-pharm.com

Acadia Pharmaceuticals Inc.
Jessica Tieszen
(858) 261-2950
ir@acadia-pharm.com

Media Contact:
Acadia Pharmaceuticals Inc.
Deb Kazenelson
(818) 395-3043
media@acadia-pharm.com